EXHIBIT 21.1
                  SUBSIDIARIES OF COMMUNITY CAPITAL CORPORATION



                                                            OTHER NAMES
SUBSIDIARY                     STATE OF INCORPORATION    DOING BUSINESS UNDER
----------                     ----------------------    --------------------

THE BANK OF BARNWELL COUNTY....... SOUTH CAROLINA               NONE

THEBANK........................... SOUTH CAROLINA               NONE

CLEMSON BANK & TRUST.............. SOUTH CAROLINA               NONE

GREENWOOD BANK & TRUST............ SOUTH CAROLINA               NONE

THE BANK OF NEWBERRY COUNTY....... SOUTH CAROLINA               NONE

COMMUNITY TRUST COMPANY........... SOUTH CAROLINA               NONE




                      SUBSIDIARY OF GREENWOOD BANK & TRUST


COMMUNITY FINANCIAL
  SERVICES, INC. ................. SOUTH CAROLINA               NONE